SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Argonaut Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of Incorporation or Organization)

95-4057601

(I.R.S. Employer Identification Number)

10101 Reunion Place,

Suite 500

San Antonio, TX 78216

(210) 321-8459

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant's Principal Executive Offices)

Argonaut Group, Inc. Amended and Restated Stock Option Plan

(Full title of plan)

Ronald B. Given, Esq.

General Counsel

10101 Reunion Place,

Suite 500

San Antonio, TX 78216

(210) 321-8459

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

R. Scott Falk, P.C.

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, Illinois 60601

(312) 861-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-43230), which was originally filed on August 8, 2000, is being filed to deregister unsold shares of common stock of the registrant, Argonaut Group, Inc.

On August 7, 2007 pursuant to that certain agreement and plan of merger, dated as of March 14, 2007, and amended and restated as of June 8, 2007, the registrant will become a privately held, wholly owned subsidiary of PXRE Group Ltd. (which will be renamed Argo Group International Holdings, Ltd.), and shares of Argonaut Group, Inc.’s common stock will cease to be quoted on the Nasdaq Global Select Market and will be deregistered under the Securities Exchange Act of 1934. On August 7, 2007, the registrant also filed a certification and notice of termination on Form 15 with respect to the registrant’s common stock.

Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 7th day of August, 2007.

ARGONAUT GROUP, INC.

By:	/s/ MARK E. WATSON, III
Mark E. Watson, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark E. Watson, III	President and Chief Executive Officer	August 7, 2007
Mark E. Watson, III	(Principal Executive Officer and Director)

/s/ Mark W. Haushill	Senior Vice President and Chief Financial Officer	August 7, 2007
Mark W. Haushill	(Principal Financial and Accounting Officer)

*	Director (Chairman of the Board)	August 7, 2007
Gary V. Woods

/s/ H. Berry Cash	Director	August 7, 2007
H. Berry Cash

/s/ Hector De Leon	Director	August 7, 2007
Hector De Leon

/s/ Allan W. Fulkerson	Director	August 7, 2007
Allan W. Fulkerson

/s/ David Hartoch	Director	August 7, 2007
David Hartoch

/s/ Frank W. Maresh	Director	August 7, 2007
Frank W. Maresh

*	Director	August 7, 2007
John R. Power, Jr.

/s/ Fayez S. Sarofim	Director	August 7, 2007
Fayez S. Sarofim

*	/S/ MARK E. WATSON, III
Mark E. Watson III

Attorney-in-fact pursuant to previously filed Power of Attorney